UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2014

CANNABIS KINETICS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-179390	99-0372219
(Commission File Number)	(IRS Employer Identification No.)

3240 W 71st Ave, Unit 5

Westminster CO 80030

 (Address of Principal Executive Offices, Zip Code)

(720)-319-5602

 (Registrant's Telephone Number, Including Area Code)

_____________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2014, Cannabis Kinetics Corp. (the “Company”) lend $30,000 to The Big Tomato, a Colorado corporation (“The Big Tomato”). Principal and accrued interest at the rate of 10% per annum is due no later than December 31, 2015. The loan is secured by all the assets of The Big Tomato. As previously disclosed, the Company has an agreement to acquire the shares of The Big Tomato.

For all the terms and conditions of the note executed by The Big Tomato evidencing said loan, reference is hereby made to such agreement annexed hereto as Exhibit 10.8. All statements made herein concerning the note are qualified by reference to said Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.8	Promissory Note dated as of November 11, 2014 by The Big Tomato in favor of Cannabis Kinetics Corp.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS KINETICS CORP.

Date: November 13, 2014	By	/s/ Eric Hagen
Name: Eric Hagen
Title: President and Chief Executive Officer